UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒         Soliciting Material Under Rule 14a-12

SUPPORT.COM, INC.
(Name of Registrant as Specified in Its Charter)

VIEX OPPORTUNITIES FUND, LP – SERIES ONE
VIEX GP, LLC
VIEX CAPITAL ADVISORS, LLC
ERIC SINGER
BLR PARTNERS LP
BLRPART, LP
BLRGP INC.
FONDREN MANAGEMENT, LP
FMLP INC.
BRADLEY L. RADOFF
RICHARD BLOOM
BRIAN J. KELLEY
JOSHUA E. SCHECHTER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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VIEX Opportunities Fund, LP – Series One, together with the other participants named herein (collectively, “VIEX”), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes for the election of VIEX’s slate of five highly qualified director nominees to the Board of Directors of Support.com, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On March 29, 2016, VIEX issued the following press release:

VIEX NOMINATES FIVE CANDIDATES FOR ELECTION TO BOARD OF SUPPORT.COM

Strongly Believes Direct Stockholder Representation Required in the Boardroom

NEW YORK, NY, March 29, 2016 – VIEX Capital Advisors, LLC, together with its affiliates and the other participants in its solicitation (collectively, “VIEX” or “we”), collectively the largest stockholder of Support.com, Inc. (“Support.com” or the “Company”) (NASDAQ:SPRT), with ownership of approximately 14.8% of the Company’s outstanding shares, announced today that it has formally nominated five highly qualified, independent candidates for election to the Company’s board of directors (the “Board”) at the Company’s upcoming 2016 annual meeting of stockholders.

Over the past decade, Support.com has generated over $151 million of operating losses.  We are concerned that, despite the Board’s recent additions (presumably in response to our involvement), operating losses will continue to mount and stockholder value will continue to deteriorate until direct stockholder representatives are added in the boardroom. We believe that the low level of stock ownership by the incumbent Board evidences a lack of alignment between their interests and the interests of the Company’s stockholders.  We believe the Board is in desperate need of new independent directors whose interests are better aligned with stockholders who have invested their own capital in the Company’s stock. In an attempt to bring much needed stockholder perspective into the boardroom, three of the five candidates VIEX has nominated (Bradley Radoff, Joshua Schechter and Eric Singer) have made significant investments in the Company and collectively beneficially own an aggregate of approximately 14.8% of the Company’s outstanding shares.

Over the past six months, we have made multiple attempts to reach an amicable resolution with the Board in order to avoid a potential costly and time consuming proxy contest. Unfortunately, our efforts were met with defensive actions that can only be interpreted as an attempt by the incumbents to entrench themselves, including the unilateral adoption of the poison pill and amendments to the Company’s Bylaws providing for extensive advance notice provisions for director nominations and business proposals. As a result, we have concluded that direct stockholder representatives must be immediately added to the Board to ensure that decisions are made with the best interests of stockholders in mind.

VIEX has nominated five highly qualified director candidates, Richard Bloom, Brian Kelley, Bradley Radoff, Joshua Schechter and Eric Singer, who are committed to maximizing value for all of the Company’s stockholders and fully and fairly analyzing all strategic alternatives available to the Company.

Our nominees are:

•	Richard Bloom currently serves as a director of NexCore Group, LLC and GlideRite Corporation and has extensive experience serving in senior executive positions and as a director of various companies.

•	Brian Kelley is the Chief Executive Officer of Four Winds Advisors LLC, where he advises technology focused clients on restructuring, turnaround and business development.

•	Bradley Radoff has many years of experience in investment management and corporate strategy and is the beneficial owner of approximately 8.7% of the Company’s outstanding shares.

•
Joshua Schechter possesses financial and investment experience in a variety of industries, significant experience serving on a number of public company boards and owns less than 1% of the Company’s outstanding shares.

•
Eric Singer is the managing member of VIEX GP, LLC and VIEX Capital Advisors, LLC, has extensive experience working with publicly listed companies to improve stockholder value and is the beneficial owner of approximately 5.9% of the Company’s outstanding shares.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

VIEX Opportunities Fund, LP – Series One, together with the other participants named herein (collectively, “VIEX”), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of five highly qualified director nominees at the 2016 annual meeting of stockholders of Support.com, Inc., a Delaware corporation (the “Company”).

VIEX STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the solicitation are VIEX Opportunities Fund, LP – Series One (“Series One”), VIEX GP, LLC (“VIEX GP”), VIEX Capital Advisors, LLC (“VIEX Capital”), Eric Singer, BLR Partners LP (“BLR Partners”), BLRPart, LP (“BLRPart GP”), BLRGP Inc. (“BLRGP”), Fondren Management, LP (“Fondren Management”), FMLP Inc. (“FMLP”), Bradley L. Radoff, Richard Bloom, Brian J. Kelley and Joshua E. Schechter.

As of the date hereof, Series One beneficially owned 3,250,595 shares of Common Stock. VIEX GP, as the general partner of Series One, may be deemed the beneficial owner of the 3,250,595 shares owned by Series One. VIEX Capital, as the investment manager of Series One, may be deemed the beneficial owner of the 3,250,595 Shares owned by Series One. Mr. Singer, as the managing member of each of VIEX GP and VIEX Capital, may be deemed the beneficial owner of the 3,250,595 Shares owned by Series One. As of the date hereof, BLR Partners beneficially owned 3,905,623 shares of Common Stock.  BLRPart GP, as the general partner of BLR Partners, may be deemed the beneficial owner of the 3,905,623 shares owned by BLR Partners.  BLRGP, as the general partner of BLRPart GP, may be deemed the beneficial owner of the 3,905,623 shares owned by BLR Partners.  Fondren Management, as the investment manager of BLR Partners, may be deemed the beneficial owner of the 3,905,623 shares owned by BLR Partners.  FMLP, as the general partner of Fondren Management, may be deemed the beneficial owner of the 3,905,623 shares owned by BLR Partners.  As of the date hereof, Mr. Radoff directly beneficially owned 875,000 shares of Common Stock and, as the sole shareholder and sole director of each of BLRGP and FMLP, may be deemed the beneficial owner of the 3,905,623 shares owned by BLR Partners. As of the date hereof, Mr. Schechter beneficially owned 100,000 shares of Common Stock.  As of the date hereof, Messrs. Bloom and Kelley did not beneficially own any shares of Common Stock.

Investor Contacts:

Eric Singer, 212-752-5750

Joshua Schechter, joshschechter@outlook.com